Exhibit 10.1
LIMITED WAIVER AND CONSENT AGREEMENT

This LIMITED WAIVER AND CONSENT AGREEMENT, dated as of October __, 2024 (this “Agreement”), is by and among Sonder Holdings Inc., a Delaware corporation (the “Company”) and the holders party hereto (the “Preferred Stockholders”) of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”). Capitalized terms not otherwise defined in this Agreement shall have the meanings assigned thereto in the Certificate of Designation of Powers, Preferences and Rights of Series A Convertible Preferred Stock of the Company, dated as of August 13, 2024 (the “Certificate of Designation”).

WHEREAS, the Company proposes to enter into a certain limited waiver and consent agreement (the “NPA Waiver”) pursuant to which, among other things, the Company will agree, subject to certain conditions, to issue to certain parties thereto warrants (the “Warrants”) to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”);

WHEREAS, the NPA Waiver will provide that the Company will issue the Warrants only if the proposal to amend the Company’s amended and restated certificate of incorporation to increase the Company’s authorized shares of capital stock by at least 500,000 shares of Common Stock (the “Warrant Share Increase”) is approved at the Company’s 2024 annual meeting of stockholders (the “Annual Meeting”);

WHEREAS, the Company intends to introduce a proposal to be voted on at the Annual meeting (the “Share Increase Proposal”) to amend the Company’s amended and restated certificate of incorporation to increase the Company’s authorized shares of capital stock by 7,500,000 shares of Common Stock, which includes the Warrant Share Increase and an additional 7,000,000 shares of Common Stock for issuance under its 2021 Equity Incentive Plan;

WHEREAS, pursuant to the Certificate of Designation, so long as shares of Preferred Stock remain outstanding, the Company may not increase the authorized number of shares of Common Stock prior to July 1, 2025 without first obtaining the approval of holders representing 70% of the shares of Preferred Stock then outstanding (the “Requisite Holders”);

WHEREAS, pursuant to the Certificate of Designation, the issuance of the Warrants may constitute a Dilutive Issuance;

WHEREAS, the anti-dilution provisions of the Certificate of Designation may be waived by Holders of at least a majority of the then outstanding shares of Preferred Stock; and

WHEREAS, the Company has requested that the Preferred Stockholders party hereto (which in the aggregate, for the avoidance of doubt, comprise the Requisite Holders) agree to (i) provide consent for the increase in the Company’s authorized shares of Common Stock pursuant to the Share Increase Proposal and (ii) permanently waive the anti-dilution provisions described in Section 4(g)(i) of the Certificate of Designation in connection with the issuance of the Warrants pursuant to the NPA Waiver, in each case, subject to the terms and conditions of this Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION I. ACKNOWLEDGMENTS

1.01 Acknowledgments. The Company hereby acknowledges and agrees, upon execution and delivery of this Agreement, subject to the terms set forth herein, that:

(a) Notwithstanding the effectiveness of this Agreement, the Certificate of Designation shall not be impaired, and shall continue to be, in full force and effect in all respects;

(b) The execution and delivery of this Agreement shall not establish any course of dealing with respect to the Certificate of Designation.

SECTION II. CONSENT and WAIVER

2.01 Consent. Subject to the terms and conditions of this Agreement and any documents or instruments executed in connection herewith, each of the Preferred Stockholders party hereto (which in the aggregate, for the avoidance of doubt, comprise the Requisite Holders) hereby provides express consent pursuant to Section 7(d) of the Certificate of Designation for the increase in the Company’s authorized shares of Common Stock pursuant to the Share Increase Proposal (the “Consent”).

2.02 Waiver. Subject to the terms and conditions of this Agreement and any documents or instruments executed in connection herewith, each of the Preferred Stockholders party hereto (which in the aggregate, for the avoidance of doubt, comprise at least a majority of the outstanding shares of Preferred Stock) hereby permanently waives pursuant to Section 4(g)(iii) of the Certificate of Designation the anti-dilution provisions described in Section 4(g)(i) of the Certificate of Designation in connection with the issuance of the Warrants pursuant to the NPA Waiver (the “Waiver”).

SECTION III. MISCELLANEOUS

3.01 Effectiveness of this Agreement. This Agreement and the Consent and Waiver shall become effective on the date hereof.

3.02 Counterparts. This Agreement may be executed and delivered in any number of counterparts with the same effect as if the signatures on each counterpart were upon the same instrument. Any counterpart delivered by facsimile or by other electronic method of transmission shall be deemed an original signature thereto. The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in this Agreement or any other document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

3.03 Choice of Law and Venue; Judicial Reference. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of laws that would make the laws of another state applicable. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement shall be brought in the federal courts located in New York County, New York. Each Party irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

3.04 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

3.04 Successors and Assigns. This Agreement shall be binding upon each of the Company, the Preferred Stockholders party hereto and their respective successors and assigns, and shall inure to the benefit of each such person and their permitted successors and assigns.

3.05 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

3.06 Amendment. This Agreement may only be amended or modified in writing by the parties hereto, subject to any additional requirements under the Certificate of Designation, if applicable. Where a written consent is required pursuant to or contemplated by this Agreement, such written consent shall be deemed to have occurred if it is conveyed in writing (including email) between counsel of the Company and the Preferred Stockholders party hereto.

3.07 Miscellaneous. Except as otherwise expressly set forth herein, nothing in this Agreement shall be deemed to constitute an amendment, modification or waiver of any provision of the Certificate of Designation nor shall anything contained herein be deemed to imply any willingness of the Preferred Stockholders party hereto to agree to, or otherwise prejudice any rights of such Preferred Stockholders with respect to, any similar amendments, consents, waivers or agreements that may be requested for any future period, and this Agreement shall not be construed as a waiver of any other provision of the Certificate of Designation or to permit the Company to take any other action which is prohibited by the terms of the Certificate of Designation.

3.08 Entire Agreement. THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT BY AND AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES HERETO.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

COMPANY:
SONDER HOLDINGS INC.,
a Delaware corporation

By: /s/ Katherine E. Potter
Name: Katherine Potter
Title: Chief Legal and Administrative Officer

PREFERRED STOCKHOLDERS:
[HOLDER]
     By:
                         Name:
Title: